CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" and "Experts", in Pioneer Series Trust II's combined Proxy Statement of Pioneer Strategic Growth Fund ( a series of the Pioneer Series Trust II) and Prospectus for Class A, Class B and Class C shares of Pioneer Growth Leaders Fund (a series of the Pioneer Series Trust II) (the "Combined Proxy Statement and Prospectus"), and to the incorporation by reference of our reports, dated February 18, 2005, on the financial statements and financial highlights of Pioneer Growth Leaders Fund (formerly known as the Pioneer Papp Stock Fund) and Pioneer Strategic Growth Fund (formerly known as Pioneer Papp Strategic Growth
Fund) for the year ended December 31, 2004, into this Registration Statement on Form N-14 of the Pioneer Series Trust II. We further consent to the reference to us under the heading "Representations and Warranties" (paragraph 5.1(f)) in the Agreement and Plan of Reorganization, with respect to our audit of the statement of assets and liabilities of Pioneer Strategic Growth Fund (formerly known as Pioneer Papp Strategic Growth Fund), included as Exhibit A to the Combined Proxy Statement and Prospectus.

We also consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in Pioneer Growth Leaders Fund's and Pioneer Strategic Growth Fund's Class A, Class B and Class C Shares Statements of Additional Information, and to the incorporation by reference of our reports, dated February 18, 2005, on each of the financial statements and financial highlights for the year ended December 31, 2004 of Pioneer Growth Leaders Fund (formerly known as Pioneer Papp Stock Fund) and Pioneer Strategic Growth Fund (formerly known as Pioneer Papp Strategic Growth
Fund), included in the Annual Reports to the Shareowners, into Post-Effective Amendment No. 9 to Pioneer Series Trust II's Registration Statement (Form N-1A, File Nos. 333-110037 and 811-21460), as filed with the Securities and Exchange Commission on April 22, 2005 (Accession No. 0001016964-05-000146), which is incorporated by reference into the Combined Proxy Statement and Prospectus included in this Registration Statement on Form N-14 of the Pioneer Series Trust II.



/s/ ERNST & YOUNG LLP

Boston, Massachusetts
May 4, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to us in this Registration Statement filed on Form N-14 of Pioneer Series Trust II in the prospectus of the Pioneer Growth Leaders Fund (formerly the Pioneer Papp Stock Fund) and Pioneer Strategic Growth
Fund (formerly Pioneer Papp Strategic Growth Fund) (collectively referred to as the "Funds") and reference to us as experts in accounting and auditing under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
May 6, 2005